FIRST AMENDMENT
                                       TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Reference is hereby made to the Amended and Restated Revolving Credit Agreement, dated as of December 31, 1998 (the "Credit Agreement"), by and among Dynamics Research Corporation, a Massachusetts corporation ("DRC"), DRC Encoder, Inc., a Massachusetts corporation, DRC Metrigraphics, Inc., a Massachusetts corporation, DRC Software, Inc., a Massachusetts corporation, DRC Telecom, Inc., a Massachusetts corporation, and Brown Brothers Harriman & Co., a New York limited partnership, as a Lender, as Agent for itself and the other Lenders, and as Swing Line Lender, BankBoston, N.A., a national banking association, The Chase Manhattan Bank, a New York banking corporation, State Street Bank and Trust Company, a Massachusetts trust company, Citizens Bank of Massachusetts, a Massachusetts financial institution, and the other Lenders from time to time party thereto. The parties to the Credit Agreement now desire to amend the Credit Agreement, pursuant to 25 thereof, as set forth in this First Amendment, dated as of December 31, 1998 (the "Amendment"), and hereby agree as follows:

1.	EFFECTIVE DATE, DEFINITIONS.

This Amendment shall be effective as of December 31, 1998 (the "Effective Date"). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Credit Agreement, as amended hereby.

II.	AMENDMENTS.

(A)	Amendment to Definition of "Net Income". The definition of "Net
Income" set forth in 1.1 of the Credit Agreement is hereby amended by adding the following text at the beginning of clause (b) of such definition:
"with respect to calculations of Net Income for periods ending on or before December 31, 1998 and thereafter for purposes only of calculating the Debt Coverage Ratio pursuant to 2.6(a) (but not for purposes of 8),".

(B)	Amendment to Definition of "Tangible Net Worth". The definition of
"Tangible Net Worth" set forth in 1.1 of the Credit Agreement is hereby amended by deleting the last sentence of such definition in its entirety.

(C)	Amendment to 7.8 of the Credit Agreement. The text of 7.8 of the
Credit Agreement is hereby amended by deleting the same and replacing it with the following:

DRC will not make any distribution or declare or pay any cash dividends on, or purchase, acquire or redeem or retire any of its capital stock, of any class, whether now or hereafter outstanding, except that so long as immediately before and after giving effect thereto no Event of Default exists, DRC may make cash distributions to its stockholders and repurchase shares of its common stock at a price not to exceed the then-current market value for such stock, in an aggregate amount which shall not exceed:

(i) in the fiscal year ending December 31, 1998, the sum of (x) fifty percent (50%) of the Consolidated Net Income of DRC and its Subsidiaries (if positive) for the immediately preceding fiscal year and (y) $2 10,000;

(ii) in the fiscal year ending December 31, 1999, (x) (1) fifty percent
(50%) of the Consolidated Net Income of DRC and its Subsidiaries (if positive) for the period commencing on January 1, 1999 and ending on the last day of the most recently completed fiscal quarter ending on or prior to December
31, 1999, minus (II) the portion of such Consolidated Net Income of DRC and its Subsidiaries which provided the basis for any prior distribution or repurchase during the fiscal year ending December 31, 1999, plus (y)
$250,000; provided that the total amount of cash distributions and repurchases of shares by DRC during the fiscal year ending December 31, 1999 shall not exceed $750,000; and

(iii) in each fiscal year ending after December 31, 1999, fifty percent (50%) of the Consolidated Net Income of DRC and its Subsidiaries
(if positive) for the immediately preceding fiscal year;

and further provided that, for purposes of clauses (i), (ii) and (iii) above, such amount shall not include shares of capital stock surrendered upon the exercise of any stock options or other convertible securities.

(D)	Amendment to 8(a) of the Credit Agreement. The text of 8(a) of the
Credit Agreement is hereby amended by deleting the same and replacing it with the following:

Tangible Net Worth, measured on a fiscal quarter-end basis, for (i) the fiscal quarter ending December 31, 1998, of $31,200,000 and (ii) each fiscal quarter ending after December 31, 1998, of (x) fifty percent (50%) of the cumulative Net Income of DRC and its Subsidiaries (if positive) for each fiscal quarter ending after December 31, 1998, plus (y) $31,200,000.

(E)	Amendment to 8(c) of the Credit Agreement. The text of 8(c) of the
Credit Agreement is hereby amended by deleting the same and replacing it with the following:

A ratio of Senior Debt of DRC and its Subsidiaries to EBITDA of DRC and its Subsidiaries not to exceed: (i) for the fiscal quarter ending on December
31, 1998, seven and eighty-six one-hundredths to one (7.86:1.00); (ii) for the fiscal quarter ending on March 31, 1999, two and three-quarters to one (2.75:1.00); (iii) for the fiscal quarters ending on June 30, 1999 and September 30, 1999, two and one-half to one (2.50:1.00); and (iv) for each fiscal quarter ending after September 30, 1999, two and one-quarter to one (2.25:1.00); with each such ratio measured on a fiscal quarter-end basis, and with EBITDA of DRC and its Subsidiaries based on (I) for the fiscal quarter ending on December 31, 1998, the period of four (4) consecutive fiscal quarters ending on December 31, 1998; (II) for the fiscal quarter ending on March 31, 1999, EBITDA for such quarter multiplied by four (4); (III) for the fiscal quarter ending on June 30, 1999, EBITDA for the period of two (2) consecutive fiscal quarters ending on June 30, 1999, multiplied by two (2); (IV) for the fiscal quarter ending on September 30, 1999, EBITDA for the period of three (3) consecutive fiscal quarters ending on September 30, 1999, multiplied by four-thirds (4/3); and (V) for each fiscal quarter ending after September 30, 1999, the period of four (4) consecutive fiscal quarters ending on such fiscal quarter-end.

(F)	Amendment to 8(d) of the Credit Agreement. The text of 8(d) of the
Credit Agreement is hereby amended by deleting the same and replacing it with the following:

A ratio, measured on fiscal quarter-end basis, of (x) EBITDA of DRC and its Subsidiaries less Capital Expenditures of DRC and its Subsidiaries not funded by Indebtedness for borrowed money less taxes on income and profits paid in cash by DRC and its Subsidiaries ("Cash Flow") to (y) required interest and principal payments made by DRC and its Subsidiaries on all Indebtedness ("Required Payments") of at least:

(i) for the fiscal quarter ending December 31, 1998, one-twentieth to one (0.05:1.00), based on Cash Flow and Required Payments for the period of four (4) consecutive fiscal quarters ending December 31, 1998;

(ii) for each fiscal quarter ending after December 31, 1998 but on or before December 31, 1999, two to one (2.00:1.00), based on (I)(A) for the fiscal quarter ending March 31, 1999, Cash Flow for such quarter multiplied by four (4), (B) for the fiscal quarter ending June 30, 1999, Cash Flow for the period of two (2) consecutive fiscal quarters then ending multiplied by two (2), (C) for the fiscal quarter ending September 30, 1999, Cash Flow for the period of three (3) consecutive fiscal quarters then ending multiplied by four-thirds (4/3) and (D) for the fiscal quarter ending December 31, 1999, Cash Flow for the period of four (4) consecutive fiscal quarters then ending and (II) Required Payments for the period of four (4) consecutive fiscal quarters then ending; and

(iii) for each fiscal quarter ending after December 31, 1999, two and one-quarter to one (2.25:1.00), based on Cash Flow and Required Payments for the period of four (4) consecutive fiscal quarters then ending.


III.	CONDITIONS; NO DEFAULT; REPRESENTATIONS AND WARRANTIES, ETC.

Each Borrower hereby represents and warrants to the Lenders that all of the conditions of lending specified in 11 of the Credit Agreement and Section III of this Amendment have been satisfied in all material respects as of the Effective Date. Without limiting the generality of the foregoing, each Borrower hereby confirms that: (i) the representations and warranties of the Borrowers contained in 5 of the Credit Agreement, as amended by and through this Amendment, are true on and as of the Effective Date as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (ii) each Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement, as amended by and through this Amendment, on its part to be observed or performed on or prior to the Effective Date; and (iii) no Event of Default specified in 9 of the Credit Agreement, as amended by and through this Amendment, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default has occurred and is continuing. All fees and expenses of the Lenders shall be paid by the Borrowers pursuant to the side letter from the Agent to the Borrowers before this Amendment shall become effective.

IV.	AMENDED TERMS.

For all purposes hereafter, the term "Credit Agreement" shall mean the Credit Agreement as amended by and through this Amendment. For all purposes hereafter, the terms "Net Income" and "Tangible Net Worth" shall have the meanings set forth for such terms in the Credit Agreement, as amended by and through this Amendment.

V.	MISCELLANEOUS.

Except as expressly set forth in Section II of this Amendment, the execution, delivery, and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy by the Lenders, the Swing Line Lender, or the Agent under the Credit Agreement, as amended by and through this Amendment, (b) constitute a waiver of any provision in the Credit Agreement, as amended by and through this Amendment, or (c) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement, as amended by and through this Amendment, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the date first set forth above.

DYNAMICS RESEARCH CORPORATION


By:_____/s/ Douglas R. Potter______
Name: 	Douglas R. Potter
Title: 	Vice President President of Finance



DRC ENCODER, INC.


By:____/s/  Douglas R. Potter___
Name: 	Douglas R. Potter
Title: 	Treasurer



DRC METRIGRAPHICS, INC.


By:_____/s/  Douglas R. Potter____
Name: 	Douglas R. Potter
Title: 	Treasurer



DRC SOFTWARE, INC.


By:_____/s/  Douglas R. Potter___
Name: 	Douglas R. Potter
Title: 	Treasurer



DRC TELECOM, INC.


By:_____/s/  Douglas R. Potter____
Name: 	Douglas R. Potter
Title: 	Treasurer

per pro BROWN BROTHERS HARRIMAN & CO.


By:_____/s/  Timothy T. Telman_____
Name:  Timothy T. Telman
Title:  Deputy Manager



BANKBOSTON, N.A.


By:_____/s/  Jeff R. Westling____
Name:  Jeff R. Westling
Title:  Vice President



THE CHASE MANHATTAN BANK


By:_____/s/  A. Neil Sweeny____
Name:  A. Neil Sweeny
Title:  Vice President



STATE STREET BANK AND TRUST COMPANY


By:_____/s/  Mark Trachy___
Name:  Mark Trachy
Title:  Vice President



CITIZENS BANK OF MASSACHUSETTS



By:_____/s/  R.E. James Hunter__
Name:  R. E. James Hunter
Title:  Vice President